UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006 (October 16, 2006)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 579-7388

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into change of control agreements (the “Existing Agreements”) with each of the following officers of the Company (the “Officers”) on the dates listed below:

Officer	Date of Existing Agreement
Colin W. Stewart, President and Chief Executive Officer	December 8, 2003
Nancy C. Broadbent, Senior Vice President, Chief Financial Officer and Treasurer	September 18, 2002
David F. Pfeiffer, Senior Vice President, Sales and Marketing	September 18, 2002
Klaus Theobald, Senior Vice President and Chief Medical Officer	February 1, 2004
Andrew K. W. Powell, Vice President, General Counsel and Secretary	September 23, 2004
Greg Ford, Vice President, Business Development and Strategic Planning	August 9, 2004

Under the Existing Agreements, in the event the employment of an Officer is terminated as a result of an Involuntary Termination within 24 months of a Change of Control (each as defined in the Existing Agreements), the Officers are entitled to receive, among other things, (i) a lump sum payment of 1.5 times base salary and 1.5 times the average bonus paid for the three fiscal years prior to the Termination Date (as defined in the Existing Agreements), (ii) health coverage and benefits for a period of 24 months and (iii) certain outplacement/administrative support for a period of 18 months. In addition, under the Existing Agreements, if a Change of Control occurs while Ms. Broadbent or Messrs. Stewart, Pfeiffer, Theobald, Powell or Ford is employed by the Company, regardless of whether their employment relationship with Company continues following such Change of Control, then all stock options granted to these individuals prior to the Change of Control shall become fully vested and exercisable as of the date of the Change of Control to the extent such stock options are outstanding and unexercisable at the time of such termination.

On October 16, 2006, the Company entered into a new change of control agreement with Mr. Stewart (the “Stewart Agreement”) and a new form of change of control agreement with each of Ms. Broadbent and Messrs. Pfeiffer, Theobald, Powell and Ford (such form, the “Management Agreement,” together with the Stewart Agreement, the “Agreements”), which Agreements supersede the Existing Agreements.

The Agreements contain the above-described provisions of the Existing Agreements, except that, in the event the employment of an Officer is terminated as a result of an Involuntary Termination within 24 months of a Change of Control (i) the Stewart Agreement provides that the lump sum payment will be 2.5 times base salary and 2.5 times the average bonus paid for the three fiscal years prior to the Termination Date and (ii) the form of Management Agreement provides that the lump sum payment will be 2 times base salary and 2 times the average bonus paid for the three fiscal years prior to the Termination Date.

In addition, each of the Agreements provides for an additional payment to each Officer (a “Gross-Up Payment”) if the Officer would be subject to an excise tax, interest or penalty based on a payment provided for in the applicable Agreement.

The foregoing are summary descriptions of the Stewart Agreement and the Form of Management Agreement and are qualified in their entirety by the full text of the Stewart Agreement and the Form of Management Agreement, each of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

                       See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: October 17, 2006	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Agreement, dated October 16, 2006, between CollaGenex Pharmaceuticals, Inc. and Colin W. Stewart.
10.2	Form of Change of Control Agreement executed with each of Nancy C. Broadbent, David Pfeiffer, Klaus Theobald, Andrew Powell and Greg Ford.